Exhibit 99.1

MicroVision Announces CFO Transition

REDMOND, Wash., Oct. 20, 2021 — MicroVision, Inc. (NASDAQ: MVIS), a leader in MEMS based solid state automotive lidar and micro-display technology for augmented reality, today announced that Stephen P. Holt, Chief Financial Officer, will be retiring from the Company effective November 15, 2021. Holt, who joined MicroVision in 2013, will remain with the Company as an advisor through the first half of fiscal 2022 to facilitate a smooth transition.

On November 15, 2021, Anubhav Verma will join the Company as Vice President, Chief Financial Officer and Treasurer, overseeing all financial operations at MicroVision. Verma will report to CEO Sumit Sharma.

“On behalf of MicroVision and our Board, I would like to thank Steve for his many contributions over the past eight years,” said Sumit Sharma, MicroVision’s Chief Executive Officer. “He has been a valuable member of our executive team and steadfast leader of our finance organization, helping us navigate many challenges over the years and significantly strengthening our balance sheet over the past twelve months.”

“Anubhav is a talented and energetic leader with strong experience as a finance executive and investment banker,” Sharma continued. “Anubhav will bring perspective and experience that will be invaluable to MicroVision as we continue to execute on our strategy and accelerate growth. We are thrilled to have him join our team.”

“I am delighted to join MicroVision and look forward to working as part of the leadership team to help accelerate the Company’s growth and create value for its stakeholders,” said Verma.

Verma is a seasoned finance professional having most recently served as Senior Vice President, Finance at Exela Technologies, where he led significant growth initiatives and acquisitions. Prior to that, he spent nearly eight years as an investment professional, with significant involvement in a wide variety of capital market and M&A transactions.

“I have very much enjoyed working with the outstanding people at MicroVision, and I have especially enjoyed my working relationship with Sumit. I have the utmost confidence in the Company and the team at MicroVision,” said Holt. “As we near the completion of our long-range lidar development, and given the Company’s strong balance sheet, this is an excellent time to make this transition.”

About MicroVision

MicroVision is a pioneering company in MEMS based laser beam scanning technology that integrates MEMS, lasers, optics, hardware, algorithms and machine learning software into its proprietary technology to address existing and emerging markets. The Company’s integrated approach uses its proprietary technology to provide solutions for automotive lidar sensors, augmented reality micro-display engines, interactive display modules and consumer lidar modules.

For more information, visit the Company’s website at www.microvision.com, on Facebook at www.facebook.com/microvisioninc or follow MicroVision on Twitter at @MicroVision. MicroVision is a trademark of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Forward-Looking Statements

Certain statements contained in this release, including the Company’s plans regarding execution of strategy and future growth are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include the risk its ability to operate with limited cash or to raise additional capital when needed; market acceptance of its technologies and products or for products incorporating its technologies; the failure of its commercial partners to perform as expected under its agreements, including from the impact of COVID-19 (coronavirus); its financial and technical resources relative to those of its competitors; its ability to keep up with rapid technological change; government regulation of its technologies; its ability to enforce its intellectual property rights and protect its proprietary technologies; the ability to obtain customers and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market its products; potential product liability claims; its ability to maintain its listing on The Nasdaq Stock Market, and other risk factors identified from time to time in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect the Company. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect the Company to a greater extent than indicated. Except as expressly required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

Investor Relations Contact

David H. Allen

Darrow Associates, Inc.

408.427.4463

dallen@darrowir.com